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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     May 23, 2001
                                                ---------------------

                    Structural Dynamics Research Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



            Ohio                      33-16541                 31-0733928
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(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)


     2000 Eastman Drive, Milford, Ohio                             45150
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  (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code  (513) 576-2400
                                                   ----------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5. OTHER EVENTS.

         On May 23, 2001, Structural Dynamics Research Corporation ("SDRC") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Electronic Data Systems Corporation ("EDS"), a Delaware corporation, and Emerald Acquisition Corporation I, a Delaware corporation and a direct wholly owned subsidiary of EDS ("Merger Sub"). If the merger is completed, SDRC will become a wholly owned subsidiary of EDS and each outstanding share of SDRC common stock, without par value ("SDRC Common Stock"), other than any treasury stock and any stock owned by EDS, will be cancelled and converted into the right to receive an amount in cash equal to $25, without interest (the "Merger Consideration").

         Options will be treated in accordance with the Merger Agreement, a copy of which will be filed under separate cover.

         SDRC, its directors, executive officers, certain other members of SDRC management and certain SDRC employees may be soliciting proxies from SDRC shareholders in favor of the adoption of the Merger Agreement and approval of the merger and related matters. Certain information concerning the participants in the solicitation is set forth below. Additional information will be set forth in the Proxy Statement that is expected to be filed with the Securities and Exchange Commission (the "SEC") in connection with the merger.

         In connection with the merger, certain directors, executive officers and shareholders of SDRC holding an aggregate of less than 5% of the total outstanding shares of SDRC Common Stock and options to acquire shares of SDRC Common Stock have entered into voting agreements with EDS, dated May 23, 2001 (the "Voting Agreements"), pursuant to which they have agreed to vote their SDRC shares of Common Stock (i) in favor of the merger, and the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and the Voting Agreements and any actions required in furtherance thereof; (ii) against any action, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of SDRC under the Merger Agreement; and (iii) against (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving SDRC or any of its subsidiaries, on the one hand and any person other than EDS or Merger Sub, on the other hand; (b) a sale, lease or transfer of a material amount of assets of SDRC or any of its subsidiaries to any person other than EDS or Merger Sub, or a reorganization, recapitalization, dissolution or liquidation of SDRC or any of its subsidiaries; (c) any SDRC takeover proposal (as defined in the Voting Agreements); and (d) (1) any change in a majority of the persons who constitute the board of directors of SDRC; (2) any change in the present capitalization of SDRC or any amendment of SDRC's Articles of Incorporation or Code of Regulations; (3) any other material change in SDRC's corporate structure or business; or (4) any other action involving SDRC or any of its subsidiaries which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the merger and the transactions contemplated by the Voting Agreements and the Merger Agreement.

         Upon completion of the merger, certain executive officers who are expected to be participants in the solicitation will become entitled to receive severance and certain other payments from SDRC under existing agreements and benefit plans as a result of the merger.

         In addition, the Merger Agreement provides that, for a period of six years following completion of the merger, EDS will indemnify (and will cause the surviving corporation in the merger to indemnify) to the fullest extent permitted by law each person who is now, or has been at any time prior to completion of the merger, a director or officer of SDRC or any of its subsidiaries with respect to any liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise with the approval of SDRC, cost or expense (including reasonable fees and expenses of legal counsel) incurred in connection with any threatened or actual action, suit or proceeding based on, or arising out of, the fact that the person is or was a director or officer of SDRC or any of its subsidiaries. EDS also will cause the surviving corporation in the merger to fulfill and honor in all respects the obligations of SDRC under any indemnification agreements between SDRC and its directors and officers in effect immediately before completion of the Merger (including the advancement of expenses incurred to the fullest extent permitted under applicable law). The Merger Agreement also provides for directors and officers insurance coverage to be maintained for six years following completion of the merger, subject to certain limitations.

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         Further, in connection with the execution of the Merger Agreement, SDRC and EDS entered into a Stock Option Agreement, dated May 23, 2001 (the "Stock Option Agreement"), pursuant to which SDRC has granted to EDS an option to acquire newly issued shares of SDRC Common Stock representing up to 10% of SDRC's outstanding Common Stock. The option is only exercisable upon the occurrence of certain events specified in the Stock Option Agreement.

         The foregoing description of the Merger Agreement, the Voting Agreements and the Stock Option Agreement, and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of such documents. Copies or forms of the Merger Agreement, the Voting Agreement and the Stock Option Agreement are expected to be attached as annexes to the Proxy Statement that is expected to be filed in connection with the merger.

         It is expected that SDRC will file with the SEC and mail to its shareholders a proxy statement containing information about the merger. Investors and security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about SDRC, EDS, the merger, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement and these other documents also may be obtained from SDRC by accessing its web site at http://www.SDRC.com or by directing a request by mail or telephone to Structural Dynamics Research Corporation, 2000 Eastman Drive, Milford, Ohio 45150, attention: Investor Relations; telephone: (513) 576-2400. Free copies of EDS' filings may be obtained by accessing its web site at http://www.EDS.com or by directing a request by mail or telephone to Electronic Data Systems Corporation, 5400 Legacy Drive, Plano, Texas 75012, attention:
Investor Relations, telephone: (972) 604-6000.

         In addition to the Proxy Statement, SDRC and EDS file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by SDRC or EDS at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SDRC's and EDS' filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2001

                                   STRUCTURAL DYNAMICS RESEARCH CORPORATION


                                   By: /s/ JOHN A. MONGELLUZZO
                                      ---------------------------------
                                      John A. Mongelluzzo
                                      Secretary and General Counsel


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